                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   FORM 8-A

              FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

                   PURSUANT TO SECTION 12(b) OR (g) OF THE

                       SECURITIES EXCHANGE ACT OF 1934

                          STRUCTURED PRODUCTS CORP.

            (Exact name of registrant as specified in its charter)

                Delaware                               13-3692801
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(State of incorporation or organization)    (IRS Employer Identification No.)
          388 Greenwich Street                            10013
           New York, New York

(Address of principal executive offices)               (Zip Code)

If   this    form    relates    to   the If   this   form    relates    to   the
registration  of a class  of  securities registration  of a class of  securities
pursuant   to   Section   12(b)  of  the pursuant   to  Section   12(g)  of  the
Exchange Act and is  effective  pursuant Exchange Act and is effective  pursuant to General  Instruction  A. (c),  please to General  Instruction A. (d),  please
check the following box. X               check the following box.

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      Securities to be registered pursuant to Section 12(b) of the Act:

          Title of Each Class                Name of Each Exchange on Which
           to be so Registered               Each Class is to be Registered
    3,600,000 Corporate-Backed Trust
      Securities (CorTS®) Class A
 Certificates, with a principal amount
             of $90,000,000
          (the "Certificates")                   New York Stock Exchange
      Securities to be registered pursuant to Section 12(g) of the Act:
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                                     None

Item 1.     Description of Registrant's Securities to be Registered.

      The description of the  Certificates  to be registered  hereunder is set forth under the captions  entitled:  "Summary";  "Risk Factors";  "Description of the Class A  Certificates";  "Certain ERISA  Considerations";  and "Certain
Federal  Income Tax  Considerations"  in  Registrant's  Prospectus  Supplement
dated April 1, 2004, and "Risk Factors" and  "Description of  Certificates" in
Registrant's   Prospectus,   dated  July  28,  2003,   which   description  is
incorporated herein by reference.

Item 2.     Exhibits.

            1.    Certificate of  Incorporation  of Structured  Products Corp.
is set forth as Exhibit 3.1 to the  Registration  Statement on Form S-3 and is
incorporated herein by reference.

            2.    By-laws,  as amended,  of Structured  Products Corp. are set forth  as  Exhibit  3.2 to the  Registration  Statement  and are  incorporated herein by reference.

            3.    Form of Trust  Agreement  is set forth as Exhibit 4.3 to the
Registration Statement and is incorporated herein by reference.

            4.    The Prospectus  dated July 28, 2003 which was filed with the
Securities  and Exchange  Commission  on or about April 15, 2004,  pursuant to
Rule  424(b)(5)  under  the  Securities  Act  of  1933,  as  amended,  and  is incorporated herein by reference.

            5.    The  Prospectus  Supplement  dated  April 1, 2004  which was filed with the Securities and Exchange  Commission on or about April 15, 2004, pursuant to Rule 424(b)(5)  under the Securities Act of 1933, as amended,  and is incorporated herein by reference.

            6.    Form of  CorTS®  Supplement  2004-5,  dated as of April  15,
2004.

                   Balance of page left intentionally blank

                                  SIGNATURE

            Pursuant  to the  requirements  of  Section  12 of the  Securities
Exchange  Act of 1934,  the  Registrant  has  duly  caused  this  registration statement  to be  signed  on its  behalf  by  the  undersigned,  thereto  duly authorized.

                                    STRUCTURED PRODUCTS CORP.
Date: April 15, 2004

                                    By:  /s/ Mark C. Graham
                                         Authorized Signatory